SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

October 1, 2003

(Date of earliest event reported)

Segmentz, Inc.

(Exact name of registrant as specified in its charter)

Delaware                                           000-49606                                           03-0450326

(State or other jurisdiction of incorporation or organization)      (Commission File Number)                    (I.R.S. Employer Identification Number)

18302 Highwoods Preserve Parkway Suite 100 Tampa, FL 33647

(Address of principal executive offices)

Registrant's telephone number, including area code:

(813) 989-2232

Item 2. Acquisition or Disposition of Assets.

     On October 1, 2003, Segmentz, Inc. completed the acquisition of 100% of the capital stock of Bullet Freight Systems of Miami, Inc., Bullet Freight Systems of Palm Beach, Inc., Bullet Freight System, Inc., Bullet Courier Service, Inc., Bullet Freight Systems of Orlando, Inc. and B.C.S. Transportation Systems, Inc. (collectively, the "Acquired Companies") for cash consideration of $225,000, 225,000 shares of Segmentz, Inc. restricted common stock and conditional payments that could total $400,000over a five (5) year period (the "Consideration"), pursuant to terms and conditions of a Stock Purchase Agreement dated September 30, 2003 (the "Stock Purchase Agreement"). The Consideration was paid for out of existing cash on hand.

     Except for the transactions contemplated in the Stock Purchase Agreement, there are no material relationships between Segmentz or any of its affiliates, directors or officers, or any associate of any such directors and officers, and any of the Acquired Companies.

     A copy of the Stock Purchase Agreement and a copy of Segmentz's press release related to this event are respectively filed as Exhibit 2.1 and Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Acquired Companies are not significant as defined in SEC Regulation 210.3-0. The Acquired Companies do not comprise more than twenty percent (20%) of the assets of Segmentz, Inc. as of December 31, 2002, nor does their aggregated income before taxes, depreciation and extraordinary items comprise greater than ten percent of the income before taxes, depreciation and extraordinary items of Segmentz for the year ended December 31 2002. Therefore Financial Statements are not required.

(b) Pro Forma Financial Information

The Acquired Companies do not comprise more than twenty percent (20%) of the assets of Segmentz, Inc. as of December 31, 2002, nor does their aggregated income before taxes, depreciation and extraordinary items comprise greater than ten percent of the income before taxes, depreciation and extraordinary items of Segmentz for the year ended December 31 2002. Historical Pro Forma Financial Information is not required pursuant to SEC Regulations 210.1-02(w)(3), 210.11-01(8)(b)(1), or as indicated in Form 8-K filing instructions, section 4 and referenced sections.

(c) Exhibits

2.1 Stock Purchase Agreement dated as of September 30, 2003 by and among Segmentz, Inc., Pedro Betancourt and Magaly Betancourt.

99.1 Press Release from Segmentz, Inc. issued on October 6, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By: /s/ John S. Flynn
Name: John S. Flynn

Title: President, Chief Financial Officer and Secretary

Date: October 6, 2003

EXHIBIT INDEX

Exhibit

2.1 Stock Purchase Agreement dated as of September 30, 2003 by and among Segmentz, Inc., Pedro Betancourt and Magaly Betancourt.

99.1 Press Release from Segmentz, Inc. issued on October 6, 2003.